Exhibit 99.1

                  NETGATEWAY ANNOUNCES RECORD QUARTERLY PROFIT
         Company's Fourth Quarter Revenue Increases 118% While Recording
               Record Annual Revenues; Annual Loss Reduced by 92%


         OREM, Utah,  October 2, 2001,  /PRNewswire/--Netgateway,  Inc. (OTC BB:
NGWY,OB) Netgateway announced today its results for the twelve and three month periods ending June 30, 2001. The total revenues for the twelve-month period ended June 30, 2001 grew to $43,000,533 from $22,149,649 in the comparable twelve-month period of the prior fiscal year, an increase of 94%. Total revenues for the April to June 2001 quarter, our fourth fiscal quarter, grew to $13,508,648 from $6,190,270 in the comparable quarter of the prior fiscal year, an increase of 118%. These numbers include the temporary deferred revenues as described in the company's previous quarterly report for the period ending December 31, 2000.

         The net loss for the fiscal year ended June 30, 2001 decreased 92% from $44,108,429 or a loss of $2.38 per diluted share to $3,638,736 or a loss of $.16 per diluted share for the comparable period of the prior fiscal year.

         Net income for the fourth quarter ended June 30, 2001, before extraordinary items was $2,964,876 or $.09 a diluted share in earnings. While net income after taking into consideration a one time extraordinary gain from settlement of liabilities, was $4,653,832 or $.13 a diluted share as compared to a loss of $8,697,476 or $.40 a diluted share loss for the comparable quarter of the prior fiscal year.

         Commented Netgateway CEO Don Danks, "We are especially pleased with those result given that the company continued to operate in major restructuring mode for the entire quarter. During this restructuring, the company has been able to continue to build revenues with very lean cash and human resources. And yet despite limitations, the team was able to put together terrific revenue for the quarter and at the same time increase our net profit."

         The company is in the process of completing a private placement of up to approximately $2.5 million for the purpose of funding settlements with creditors and raising working capital.

         Mr. Danks went on to say, "Having turned profitable in the March quarter, we focused efforts during the June quarter on increasing profitability and working to continue our corporate restructuring. Again, we accomplished both objectives. We have completed another substantial portion of our restructuring by settling outstanding debts related to Netgateway's earlier operations and focusing all of our efforts in establishing Netgateway as one of the fastest growing eServices companies dedicated to the small business and entrepreneurial marketplace. It has been a great effort by all in the company. We look for continued progress in the September quarter and remain focused on improving our products and services, and expanding to other markets."

                             FINANCIAL TABLES FOLLOW

About Netgateway

Netgateway is a leading technology and training company delivering eServices to small business and entrepreneurs. Netgateway provides eServices to over 100,000 customers annually. Netgateway enables companies of all sizes to extend their business to the Internet quickly, effectively--with minimal investment. Netgateway develops, hosts, licenses, and supports a wide range of Internet applications. Netgateway (www.netgateway.com) is located at 754 Technology Ave., Orem, UT 84097.

SOURCE Netgateway, Inc.

Securities being offered in the company's private placement are only being offered to accredited investors within the meaning of Rule 501 (a) under the Securities Act of 1933. The securities being offered have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and, unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933.


This press release contains forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, the anticipated achievement of the company's goals and objectives for the quarter ending September 30, 2001. Such statements are based on the current expectations and beliefs of the management of Netgateway and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of factors that affect the company's operating results, please refer to the company's SEC reports including Netgateway's most recent reports on Form 10-K and Form 10-Q.

                                       ###


                        NETGATEWAY, INC. AND SUBSIDIARIES
          Condensed Consolidated Balance Sheets June 30, 2001 and 2000


       ($ in thousands)
                                                                              June 30,                 June 30,
                                                                                2001                     2000
                                                             ---------------------------------------------------

Assets

  Total current assets                                        $                 3,152        $           5,908
  Total other assets                                                            2,903                    6,401
                                                             ---------------------------------------------------
        Total assets                                                            6,055                   12,309
                                                             ===================================================
Liabilities and Stockholders' Deficit
  Total current liabilities                                                    14,149                   20,679
  Total other liabilities                                                         858                    1,912
                                                             ---------------------------------------------------
        Total liabilities                                                      15,007                   22,591

  Minority interest                                                               355                      494
  Total Stockholders' deficit                                                  (9,307)                (10,776)

                                                             ---------------------------------------------------
        Total Liabilities and Stockholders' Deficit                             6,055                  12,309
                                                             ===================================================




                        NETGATEWAY, INC. AND SUBSIDIARIES
             Condensed Consolidated Statements of Operations for the
      Three Months and Twelve Months Ended June 30, 2001 and June 30, 2000

                  ($ in thousands)

                                                    ------------------------------------------------------------------
                                                           Three Months Ended              Twelve Months Ended
                                                    ------------------------------------------------------------------
                                                        June 30,        June 30,         June 30,        June 30,
                                                          2001           2000 *            2001           2000 *
                                                    ------------------------------------------------------------------

Revenue                                                $  13,508       $   6,190        $  43,001       $  22,150
Cost of revenue                                            1,875           2,521            8,426           8,465
                                                    ------------------------------------------------------------------
  Gross profit                                            11,633           3,669           34,575          13,685

  Total operating expenses                                 6,987          12,131           35,008          51,859

                                                    ------------------------------------------------------------------
Operating Income (loss) before items shown below           4,646          (8,462)            (433)        (38,174)

Other income (expense)                                    (1,681)             63           (2,797)         (4,607)

                                                    ------------------------------------------------------------------
Income (loss) from continuing operations                   2,965          (8,399)          (3,230)        (42,781)


Income (loss) from discontinued operations                     -            (298)              78          (1,327)
                                                    ------------------------------------------------------------------
Income (loss) before extraordinary items                   2,965          (8,697)          (3,152)        (44,108)

Extraordinary Items:
  Loss on disposal of assets                                   -               -           (2,176)              -
  Gain from settlement of liabilities                      1,689               -            1,689               -

                                                    ------------------------------------------------------------------
Net income (loss)                                    $     4,654       $  (8,697)       $  (3,639)      $  44,108
                                                    ==================================================================

Basic earnings (loss) per share:
Income (loss) from continuing operations            $      0.12        $   (0.39)       $   (0.14)      $   (2.31)
Income (loss) from discontinued operations                    -            (0.01)           0.00            (0.07)
Income (loss) from extraordinary items                     0.07              -              (0.02)             -
                                                    ------------------------------------------------------------------
Net income (loss)                                   $      0.19        $   (0.40)        $  (0.16)      $   (2.38)
                                                    ==================================================================

Diluted earnings (loss) per share:
Income (loss) from continuing operations             $    0.09         $   (0.39)         $ (0.14)      $   (2.31)
Income (loss) from discontinued operations                   -             (0.01)             0.00          (0.07)
Income (loss) from extraordinary items                    0.04                -              (0.02)            -
                                                    ------------------------------------------------------------------
Net Income (loss)                                    $    0.13         $   (0.40)         $  (0.16)     $   (2.38)
                                                    ==================================================================

Weighted average common shares outstanding (in thousands):

    Basic                                                 24,044          21,610           22,280          18,511

    Diluted                                               39,501          21,610           22,280          18,511



     *  Certain   numbers  were   reclassified  to  conform  to  current  year's
presentation